

                                                                                  EXHIBIT NUMBER (11)
                                                                                  TO 3/31/96 FORM 10-Q


          NORTHERN TRUST CORPORATION
       COMPUTATION OF PER SHARE EARNINGS





                                                                         First Quarter Ended March 31
                                                                  ------------------------------------------
                                                                      1996                          1995
                                                                  ------------                 -------------
Computations Required by
- ------------------------
Regulation S-K
- --------------

Primary Earnings Per Share
- --------------------------

Net Income Applicable to
  Common Shares                                                    $60,245,569                   $47,181,699
                                                                  ============                  ============

Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

     Common Shares                                                  56,258,183                    54,250,684

     Dilutive Effect of Common
       Equivalent Shares (A)

       Stock Options                                                   924,273                       586,299

       Long Term Performance Stock Plan                                263,698                       323,123

       Other                                                            44,783                         8,213
                                                                  ------------                  ------------

                                                                    57,490,937                    55,168,319
                                                                  ============                  ============


 Net Income Per Common and
  Common Equivalent Share                                                $1.05                         $0.86
                                                                  ============                  ============



       (A) Determined by application of the treasury stock method.



                                                                                  EXHIBIT NUMBER (11)
                                                                                  TO 3/31/96 FORM 10-Q


          NORTHERN TRUST CORPORATION
       COMPUTATION OF PER SHARE EARNINGS





                                                                         First Quarter Ended March 31
                                                                  ------------------------------------------
                                                                      1996                          1995
                                                                  ------------                  ------------
Computations Required by
- ------------------------
Regulation S-K
- --------------

Fully Diluted Earnings Per Share
- --------------------------------

Net Income Applicable to
  Common Shares                                                    $60,245,569                   $47,181,699

Add Back: Dividend on Series E Convertible
  Preferred Stock                                                       14,756                       777,147
                                                                  ------------                  ------------
                                                                   $60,260,325                   $47,958,846
                                                                  ============                  ============


Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

    Common Shares                                                   56,258,183                    54,250,684

    Dilutive Effect of Common
      Equivalent Shares (A)

      Stock Options                                                    962,193                       604,437

      Long Term Performance Stock Plan                                 270,220                       326,028

      Other                                                             47,860                         8,846

    Other Potentially Dilutive Securities

      Equivalent Shares Assuming Conversion of
      Series E Convertible Preferred Stock                             383,954                     1,204,820
                                                                  ------------                  ------------

                                                                    57,922,410                    56,394,815
                                                                  ============                  ============

  Net Income Per Common and
  Common Equivalent Share                                                $1.04                         $0.85
                                                                  ============                  ============



       (A) Determined by application of the treasury stock method.